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                                                                  EXHIBIT 99




           REVIEW REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To Catalina Marketing Corporation:

We have reviewed the accompanying condensed consolidated balance sheet of Catalina Marketing Corporation (a Delaware corporation) as of June 30, 1997, and the related condensed consolidated statement of income for the three-month period then ended, and the condensed consolidated statement of cash flows for the three-month period then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of March 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended (not presented separately herein), and in our report dated April 18, 1997, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of March 31, 1997, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.





Tampa, Florida,
    July 16, 1997